UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 2, 2006

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(585) 343-2216

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On March 2, 2006, Graham Corporation’s (the “Company’s”) Board of Directors approved an amended and restated Code of Business Conduct and Ethics (the “Code”) applicable to all Company employees, officers and directors. The Board of Directors amended and restated the Code in order to expand the duties of confidentiality required of persons subject to the Code and to implement technical and administrative changes. The amendments to the Code were made in the ordinary course of business in connection with the Board of Directors’ periodic review of the Code. A copy of the Code, as amended and restated, is attached to this Current Report on Form 8-K as Exhibit 14.1.
Item 8.01. Other Events.
     On March 3, 2006, the Company issued a press release announcing the payment of a cash dividend. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
14.1	Graham Corporation Code of Business Conduct and Ethics.

99.1	Press Release dated March 3, 2006 of Graham Corporation regarding the payment of a cash dividend.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: March 6, 2006	By:	/s/ J. Ronald Hansen

J. Ronald Hansen Vice President – Finance & Administration and Chief Financial Officer